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                                                       Exhibit 12.1

                               ProNet Inc.
                      Ratio of Earnings to Fixed Charges
                          (In thousands, except ratio)


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

                                            Year Ended December 31,                      Six Months Ended June 30,
                                -----------------------------------------------------   ---------------------------
                                                                                  Pro                           Pro
                                                                                 Forma                         Forma
                                1990      1991      1992      1993     1994      1994        1994     1995      1995
                                ----      ----      ----      ----     ----      ----        ----     ----      ----
Pretax income (loss)            $434     $1,372    $1,754    $2,483   $1,588   $(14,184)   $  933    $ (372)   $5,458
Fixed charges                    530        446       341       324    1,987     15,542       629     2,088     7,797
                                ----     ------    ------    ------   ------   --------    ------    ------    ------
Subtotal                        $964     $1,818    $2,095    $2,807   $3,575   $  1,358    $1,562    $1,716    $2,339

Fixed charges:
  Interest expense              $528     $  425    $  310    $  292   $1,774   $ 14,879    $  517    $1,894    $7,553
  Amortization of deferred
   financing costs                 2         21        31        32      213        663       112       194       244
                                ----     ------    ------    ------   ------   --------    ------    ------    ------
Total fixed charges             $530     $  446    $  341    $  324   $1,987   $ 15,542    $  629    $2,088    $7,797

Ratio of earnings to
 fixed charges                   1.8        4.1       6.1       8.7      1.8         --       2.5        --        --


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